Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

Pursuant to U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer of Opti-Harvest, Inc. (the “Company”) does hereby certify, to the best of such officer’s knowledge, that:

1.	The Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 18, 2023	By:	/s/ Geoffrey Andersen
	Name:	Geoffrey Andersen
	Title:	Chief Executive Officer (principal executive officer, principal financial officer and principal accounting officer)